As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Fannin Street

Suite 4000

Houston, Texas 77002

(713) 512-6200

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the Plans)

Rick L Wittenbraker

Waste Management, Inc.

1001 Fannin Street

Suite 4000

Houston, Texas 77002

(713) 512-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,000,000	$33.915	$101,745,000	$11,659.98

(1)	Relates to Common Stock to be issued pursuant to the Waste Management, Inc. Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any anti-dilution provisions of the Plan.
(2)	The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 8, 2012.

EXPLANATORY STATEMENT

In accordance with General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the Registrant has filed this registration statement on Form S-8 to register the issuance of an additional 3,000,000 shares of Common Stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-135379) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 27, 2006 and the Registration Statement on Form S-8 (Registration No. 333-159475) filed by the Registrant with the Commission on May 26, 2009 are incorporated herein by reference except to the extent otherwise updated or modified by this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

(c) The description of the Registrant’s Common Stock on Form 8-B filed with the Commission on July 13, 1995.

(d) Current Report on Form 8-K filed with the Commission on March 14, 2012.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Item 5. Interests of Named Experts and Counsel.

Courtney Tippy will issue an opinion regarding the validity of the Registrant’s Common Stock offered hereby. Ms. Tippy is the Registrant’s Senior Legal Counsel – Corporate & Securities. Ms. Tippy currently owns less than .01% of the Registrant’s outstanding Common Stock and is eligible to participate in the Plan.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	—	Third Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.2	—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

5.1	—	Opinion of Courtney Tippy.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Courtney Tippy (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	—	Waste Management, Inc. Employee Stock Purchase Plan (Incorporated by reference to Appendix A to the Registrant’s Notice and Proxy Statement dated March 28, 2012 for the Annual Meeting of Stockholders held on May 10, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 11th day of May, 2012.

WASTE MANAGEMENT, INC.

By:	/s/ David P. Steiner
David P. Steiner
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints David P. Steiner, Steven C. Preston and Rick L Wittenbraker, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Steiner	President, Chief Executive Officer and Director	May 11, 2012
David P. Steiner	(Principal Executive Officer)

/s/ Steven C. Preston	Executive Vice President — Finance, Recycling &	May 11, 2012
Steven C. Preston	Energy Services (Principal Financial Officer)

/s/ Greg A. Robertson	Vice President and Chief Accounting Officer	May 11, 2012
Greg A. Robertson	(Principal Accounting Officer)

/s/ Bradbury H. Anderson	Director	May 11, 2012
Bradbury H. Anderson

Director
Pastora San Juan Cafferty

/s/ Frank M. Clark, Jr.	Director	May 11, 2012
Frank M. Clark, Jr.

/s/ Patrick W. Gross	Director	May 11, 2012
Patrick W. Gross

/s/ John C. Pope	Director	May 11 2012
John C. Pope

/s/ Robert Reum	Chairman of the Board and Director	May 11, 2012
W. Robert Reum

Director
Steven G. Rothmeier

/s/ Thomas H. Weidemeyer	Director	May 11, 2012
Thomas H. Weidemeyer

INDEX TO EXHIBITS

4.1	—	Third Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.2	—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011).

5.1	—	Opinion of Courtney Tippy.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Courtney Tippy (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	—	Waste Management, Inc. Employee Stock Purchase Plan (Incorporated by reference to Appendix A to the Registrant’s Notice and Proxy Statement dated March 28, 2012 for the Annual Meeting of Stockholders held on May 10, 2012).